EXHIBIT 5.1

















NY2:\369985\05\7XHD05!.DOC\16307.0009
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                           WEIL, GOTSHAL & MANGES LLP
                         A LIMITED LIABILITY PARTNERSHIP
                       INCLUDING PROFESSIONAL CORPORATIONS
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                  212-310-8000
                               (FAX) 212-310-8007



                                 April 12, 1999



Applied Graphics Technologies, Inc.
450 West 33 Street
New York, NY 10001

                  Re:      Registration Statement on Form S-8
                           ----------------------------------

Gentlemen:

                  We have acted as counsel to Applied Graphics Technologies, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 4,000,000 shares of common stock of the Company, par value $.01 per share (the "Common Stock"), issuable upon the exercise of options granted or to be granted pursuant to the Company's 1998 Incentive Compensation Plan, as amended (the "Plan").

                  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the shares of Common Stock to be issued pursuant to the terms of the Plan have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable, and no personal liability will



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Applied Graphics Technologies, Inc.
April 12, 1999
Page 2



attach to the holders of such Common Stock under the laws of the State of Delaware (the state in which the Company is incorporated).

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                  The opinions herein are limited to the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.


                                             Very truly yours,

                                             /s/ Weil, Gotshal & Manges LLP